Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 2-79663, Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-18877, Registration Statement No. 33-22106, Registration Statement No. 33-44236, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 33-51735, Registration Statement No. 33-58563, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-57958, Registration Statement No. 333-61856, Registration Statement No. 333-42768, Registration Statement No. 333-101430, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714 and Registration Statement No. 333-105715 on Forms S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-51617, Registration Statement No. 333-88666, Registration Statement No. 333-111185 and Amendment No. 1 to Registration Statement No. 333-88666 on Forms S-3 of our report dated February 6, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to change in method of accounting for asset retirement obligations in 2003), appearing in this Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 2003.

/s/    Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska

February 18, 2004

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